Exhibit 99.1

STABILIS SOLUTIONS REPORTS FIRST QUARTER 2023 RESULTS
Houston, May 10, 2023 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (NASDAQ: SLNG), a leading provider of clean energy production, storage, and delivery solutions to multiple end markets, today reported its financial results for its first quarter ended March 31, 2023.
For the first quarter, Stabilis reported revenues of $26.8 million, a 32% increase from the first quarter of 2022 and a 9% decrease from the fourth quarter of 2022. The year-on-year growth was primarily the result of increases in take-or pay fees from several customers, improved pricing, and higher natural gas prices.
Net income from continuing operations was $1.1 million in the quarter, compared to a net loss from continuing operations of $0.4 million in the first quarter of 2022. Net income from continuing operations was $0.2 million in the fourth quarter of last year.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $3.5 million, compared to $2.0 million in the first quarter of 2022 and $3.9 million in the fourth quarter of 2022.
“We had a solid quarter as we continue to build upon substantial progress made in 2022,” commented Westy Ballard, President and CEO. “Demand was strong across multiple sectors, and we continue to make tremendous progress in advancing our efforts in the large addressable markets in which we are expanding. Over the coming quarters, results may be uneven as individual projects are completed however, our longer term outlook is strong with a significant number of new and scalable opportunities in various stages of commercial discussions.”
Conference Call
Management will host a conference call on Thursday, May 11, 2023 at 10:00 a.m. eastern time (9:00 a.m. central). Individuals in the United States and Canada who wish to participate in the conference call can access the live webcast at https://www.webcaster4.com/Webcast/Page/2256/48262 or dial +1 888-506-0062; passcode 317626.  International callers should dial +1 973-528-0011; passcode 317626. A replay of the call will be available until June 11, 2023. Individuals in the United States and Canada who wish to listen to the replay should dial +1 877-481-4010; passcode 48262. International callers should dial +1 919-882-2331; passcode 48262.

About Stabilis Solutions
Stabilis Solutions, Inc. is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential,” “outlook” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.
The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.
Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Selected Consolidated Operating Results
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenues:
Revenues	$26,842	$29,587	$20,267
Operating expenses:
Cost of revenues	20,270	22,749	15,504
Change in unrealized loss on natural gas derivatives	169	905	—
Selling, general and administrative expenses	3,379	3,548	2,931
Gain from disposal of fixed assets	—	—	(80)
Depreciation expense	2,011	2,075	2,277
Total operating expenses	25,829	29,277	20,632
Income (loss) from operations before equity income	1,013	310	(365)
Net equity income from foreign joint venture operations:
Income from equity investment in foreign joint venture	393	755	161
Foreign joint venture operating related expenses	(48)	(44)	(74)
Net equity income from foreign joint venture operations	345	711	87
Income (loss) from operations	1,358	1,021	(278)
Other income (expense):
Interest expense, net	(150)	(154)	(137)
Interest expense, net - related parties	(32)	(50)	(31)
Other income (expense), net	(84)	(86)	(45)
Total other income (expense)	(266)	(290)	(213)
Net income (loss) from continuing operations before income tax benefit (expense)	1,092	731	(491)
Income tax benefit (expense)	(8)	(513)	132
Net income (loss) from continuing operations	1,084	218	(359)
Loss from discontinued operations, net of income tax	—	(553)	(47)
Net income (loss)	$1,084	$(335)	$(406)

Net income (loss) per common share:
Basic net income (loss) per common share from continuing operations	$0.06	$0.01	$(0.02)
Basic loss per common share from discontinued operations	$—	$(0.03)	$—
Basic net income (loss) per common share	$0.06	$(0.02)	$(0.02)

Diluted net income (loss) per common share from continuing operations	$0.06	$0.01	$(0.02)
Diluted loss per common share from discontinued operations	$—	$(0.03)	$—
Diluted net income (loss) per common share	$0.06	$(0.02)	$(0.02)

EBITDA	$3,285	$3,010	$1,954
Adjusted EBITDA	$3,454	$3,915	$1,954

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,861	$11,451
Accounts receivable, net	9,696	16,326
Inventories, net	70	205
Prepaid expenses and other current assets	1,402	2,186
Assets held for sale	—	2,049
Total current assets	18,029	32,217
Property, plant and equipment:
Cost	109,651	103,368
Less accumulated depreciation	(57,722)	(55,699)
Property, plant and equipment, net	51,929	47,669
Goodwill	4,314	4,314
Investments in foreign joint ventures	12,092	11,606
Right-of-use assets and other noncurrent assets	563	774
Total assets	$86,927	$96,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,173	$4,474
Accrued liabilities	10,681	19,642
Current portion of long-term notes payable	489	848
Current portion of long-term notes payable - related parties	1,839	2,435
Current portion of finance and operating lease obligations	156	133
Total current liabilities	16,338	27,532
Long-term notes payable, net of current portion and debt issuance costs	8,661	8,650
Long-term portion of finance and operating lease obligations	112	183
Other noncurrent liabilities	89	348
Total liabilities	25,200	36,713
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,433,654 and 18,420,067 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	100,726	100,137
Accumulated other comprehensive income	269	82
Accumulated deficit	(39,287)	(40,371)
Total stockholders’ equity	61,727	59,867
Total liabilities and stockholders’ equity	$86,927	$96,580

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Cash flows from operating activities:
Net income (loss) from continuing operations	$1,084	$218	$(359)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	2,011	2,075	2,277
Stock-based compensation expense	589	607	531
Income from equity investment in joint venture	(393)	(755)	(161)
Realized and unrealized losses on natural gas derivatives	421	1,014	—
Cash settlements from natural gas derivatives, net	—	142	—
Changes in operating assets and liabilities:
Accounts receivable	2,044	(6,036)	1,672
Prepaid expenses and other current assets	507	(152)	342
Accounts payable and accrued liabilities	(6,361)	5,380	(1,684)
Other	191	252	(156)
Net cash provided by operating activities from continuing operations	93	2,745	2,462
Net cash provided by operating activities from discontinued operations	—	323	693
Net cash provided by operating activities	93	3,068	3,155
Cash flows from investing activities:
Acquisition of fixed assets	(3,727)	(2,186)	(690)
Proceeds from sale of fixed assets	—	200	100
Net cash used in investing activities from continuing operations	(3,727)	(1,986)	(590)
Net cash used in investing activities from discontinued operations	—	—	(228)
Net cash used in investing activities	(3,727)	(1,986)	(818)
Cash flows from financing activities:
Payments on short and long-term notes payable	(365)	(245)	(414)
Payments on notes payable and finance leases from related parties	(596)	(586)	(669)
Net cash used in financing activities from continuing operations	(961)	(831)	(1,083)
Net cash used in financing activities from discontinued operations	—	—	(49)
Net cash used in financing activities	(961)	(831)	(1,132)
Effect of exchange rate changes on cash	5	98	(3)
Net increase (decrease) in cash and cash equivalents	(4,590)	349	1,202
Cash and cash equivalents, beginning of period	11,451	11,102	910
Cash and cash equivalents, end of period	$6,861	$11,451	$2,112

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss)	$1,084	$(335)	$(406)
Loss from discontinued operations	—	553	47
Net income (loss) from continuing operations	1,084	218	(359)
Depreciation	2,011	2,075	2,277
Interest expense, net	182	204	168
Income tax expense (benefit)	8	513	(132)
EBITDA	3,285	3,010	1,954
Special items*	169	905	—
Adjusted EBITDA	$3,454	$3,915	$1,954

*    For the three months ended March 31, 2023, special items consist of add-back for change in unrealized loss on natural gas derivatives of $0.2 million. For the three months ended December 31, 2022, special items consist of add-back for change in unrealized loss on natural gas derivatives of $0.9 million. There were no special items for the three months ended March 31, 2022.

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Investor Contact:
Andrew Puhala
Chief Financial Officer
832-456-6502
ir@stabilis-solutions.com